Registration No. 33-58569


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                                 PACIFICORP
           (Exact name of Registrant as specified in its charter)

                                   Oregon
       (State or other jurisdiction of incorporation or organization)

              4911                                   93-0246090
  (Primary Standard Industrial          (I.R.S. Employer Identification No.)
   Classification Code Number)

                              700 NE Multnomah
                                 Suite 1600
                        Portland, Oregon 97232-4116
                               (503) 731-2000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             RICHARD T. O'BRIEN
             Senior Vice President and Chief Financial Officer
                              700 NE Multnomah
                                 Suite 1600
                        Portland, Oregon 97232-4116
                               (503) 731-2000
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

        STOEL RIVES LLP                      WINTHROP, STIMSON, PUTNAM
       700 NE Multnomah                              & ROBERTS
           Suite 950                          One Battery Park Plaza
  Portland, Oregon 97232-4109              New York, New York 10004-1490
Attention of John M. Schweitzer         Attention of C. Payson Coleman, Jr.
        (503) 872-4821                            (212) 858-1426

                                 PACIFICORP

                    Deregistration of Unsold Debentures

      Pursuant to its Registration Statement on Form S-4 (Registration No. 33-58569), PacifiCorp registered $125,000,000 aggregate principal amount of its 8.55% Quarterly Income Debt Securities (QUIDS SM) (Junior Subordinated Deferrable Interest Debentures, Series B) (the "Debentures") in exchange for up to all of the then outstanding shares of the $1.98 No Par Serial Preferred Stock, Series 1992, of PacifiCorp. At the date of this Post-Effective Amendment, $69,174,075 aggregate principal amount of Debentures registered under the above-referenced Registration Statement remains unsold. PacifiCorp hereby deregisters the Debentures not sold pursuant to such Registration Statement.


                                 SIGNATURE
                                 ---------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 13, 1996.

                                       PACIFICORP

                                       RICHARD T. O'BRIEN
                                       ----------------------------------------
                                       Richard T. O'Brien
                                       (SENIOR VICE PRESIDENT AND
                                        CHIEF FINANCIAL OFFICER)

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons on March 13, 1996 in the capacities indicated.


    *FREDERICK W. BUCKMAN              President, Chief Executive
-----------------------------------    Officer and Director
     Frederick W. Buckman


     *RICHARD T. O'BRIEN               Senior Vice President and
-----------------------------------    Chief Financial Officer
      Richard T. O'Brien               (also Chief Accounting Officer)


      *KATHRYN A. BRAUN                Director
-----------------------------------
       Kathryn A. Braun


      *C. TODD CONOVER                 Director
-----------------------------------
       C. Todd Conover


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

      *RICHARD C. EDGLEY               Director
-----------------------------------
       Richard C. Edgley


       *NOLAN E. KARRAS                Director
-----------------------------------
        Nolan E. Karras


      *KEITH R. MCKENNON               Director
-----------------------------------
  Keith R. McKennon (Chairman)


      *ROBERT G. MILLER                Director
-----------------------------------
       Robert G. Miller


       *VERL R. TOPHAM                 Director
-----------------------------------
        Verl R. Topham


       *DON M. WHEELER                 Director
-----------------------------------
        Don M. Wheeler


       *NANCY WILGENBUSCH              Director
-----------------------------------
        Nancy Wilgenbusch


        *PETER I. WOLD                 Director
-----------------------------------
         Peter I. Wold



*By: Richard T. O'Brien
     ------------------------------
     Richard T. O'Brien
     (ATTORNEY-IN-FACT)

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